Exhibit 10.17

RESTRICTED STOCK AGREEMENT

PURSUANT TO THE

SUNEDISON EMERGING MARKETS YIELD, INC. 2014 LONG-TERM INCENTIVE PLAN

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Participant:

Grant Date:

Number of Shares of Restricted Stock Granted:

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THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between SunEdison Emerging Markets Yield, Inc., a corporation organized in the State of Delaware (the “Company”), and the Participant specified above, pursuant to the SunEdison Emerging Markets Yield, Inc. 2014 Long-Term Incentive Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the board of directors of the Company; and

WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the Restricted Stock provided herein to the Participant.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1. Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

2. Grant of Restricted Stock Award. The Company hereby grants to the Participant, as of the Grant Date specified above, the number of shares of Restricted Stock specified above which is intended to represent     % of the economic interest in the Company (the “Percentage Interest”). Notwithstanding anything to the contrary set forth herein or in the Plan, upon the closing, and contemporaneous with, the Company’s initial public stock offering pursuant to a registration statement on Form S-1 (the “Company IPO”) the number of shares of Class C Common Stock that consist of the Restricted Stock shall be converted to Class A Common Stock in accordance with Section 3.4 of the Company’s Certificate with the intent that the Participant shall own, at the time of the Company IPO, a number of shares of Class A Common Stock that represents the Percentage Interest. Notwithstanding anything to the contrary set forth herein or in the Plan, the Class A Common Stock issued to the

Participant in exchange for the Class C Common Stock shall be subject to the restrictions and rights set forth herein (including but not limited to the vesting requirements); provided, that for the avoidance of doubt and notwithstanding the conversion of the Class C Common Stock into shares of Class A Common Stock, the vesting requirements set forth in Section 3 below shall continue from the date of the original grant of the Restricted Stock. Except as otherwise specifically provided for in the Plan or this Agreement (including for the avoidance of doubt the immediately preceding sentence), no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any shares of Restricted Stock issued pursuant to this Agreement. Subject to Section 5 hereof, the Participant shall not have the rights of a stockholder in respect of the shares underlying this Award until such shares are delivered to the Participant in accordance with Section 4 hereof.

3. Vesting.

(a) Subject to the provisions of Sections 3(b) through 3(e) hereof, the Restricted Stock subject to this grant shall become unrestricted and vested as follows, provided that the Participant has not incurred a Termination prior to each such vesting date:

Vesting Date	Percentage of Restricted Stock
1st Anniversary of the Registration Date	25%

2nd Anniversary of the Registration Date	25%

3rd Anniversary of the Registration Date	25%

4th Anniversary of the Registration Date	25%

There shall be no proportionate or partial vesting in the periods prior to each vesting date and all vesting shall occur only on the appropriate vesting date, subject to the Participant’s continued service with the Company or any of its Affiliates or Subsidiaries on each applicable vesting date.

(b) Committee Discretion to Accelerate Vesting. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide for accelerated vesting of the Restricted Stock at any time and for any reason.

(c) Change in Control. The Restricted Stock shall become fully vested upon the occurrence of a Change in Control so long as the Participant has not incurred a Termination prior to such Change in Control.

(d) Death or Disability. Notwithstanding anything contained herein to the contrary, the Restricted Stock shall become fully vested in the event of the Participant’s death or Disability.

(e) Forfeiture. Subject to the Committee’s discretion to accelerate vesting hereunder and subject to the provisions of Sections 3(c) and 3(d) above, all unvested Restricted Stock shall be immediately forfeited upon the Participant’s Termination for any reason.

4. Period of Restriction; Delivery of Unrestricted Shares. Prior to the Restricted Stock vesting in accordance with Section 3 above, the Restricted Stock shall bear the following legend:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the SunEdison Emerging Markets Yield, Inc. 2014 Long-Term Incentive Plan and the applicable grant agreement entered into between the registered owner and the Company, dated September     , 2014. Copies of each such document are on file at the principal office of the Company.”

When shares of Restricted Stock awarded by this Agreement become vested, the Participant shall be entitled to receive unrestricted shares, and the Participant shall be entitled to receive new stock certificates free of such legends (except any legends requiring compliance with securities laws).

5. Dividends; Rights as Stockholder. Participants holding Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such shares. If any dividends or distributions are paid in shares, the shares shall be deposited with the Company and shall be subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid. The Participant may exercise full voting rights with respect to the Restricted Stock granted hereunder notwithstanding the occurrence of a vesting date with respect to such Restricted Stock.

6. Non-Transferability. Other than with respect to estate planning purposes benefitting a spouse or child, the Restricted Stock, and any rights and interests with respect thereto, issued under this Agreement and the Plan shall not, prior to vesting, be sold, exchanged, transferred, assigned or otherwise disposed of in any way by the Participant (or any beneficiary of the Participant), other than by testamentary disposition by the Participant or the laws of descent and distribution. Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of or hypothecate in any way any of the Restricted Stock, or the levy of any execution, attachment or similar legal process upon the Restricted Stock, contrary to the terms and provisions of this Agreement and/or the Plan shall be null and void and without legal force or effect.

7. Legend. The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of Common Stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares of Common Stock acquired pursuant to this Agreement in the possession of the Participant in order to carry out the provisions of this Section 7.

8. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.

9. Withholding of Tax. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the Restricted Stock and, if the Participant fails to do so, the Company may otherwise refuse to issue or transfer any shares of Common Stock otherwise required to be issued pursuant to this Agreement. Any minimum statutorily required withholding obligation with regard to the Participant may be satisfied by reducing the amount of cash or shares of Common Stock otherwise deliverable to the Participant hereunder.

10. Section 83(b). If the Participant properly elects (as required by Section 83(b) of the Code) within 30 days after the issuance of the Restricted Stock to include in gross income for federal income tax purposes in the year of issuance the Fair Market Value of such shares of Restricted Stock, the Company shall pay the Executive as additional compensation an amount equal to the federal, state or local taxes (including both income and payroll taxes) required to be withheld with respect to the Restricted Stock up to $         (the “Company Tax Payment”), provided that the Participant shall pay or make arrangements satisfactory to the Company to pay to the Company upon such election any federal, state, or local taxes with respect to the Restricted Stock that are not covered by the Company Tax Payment, including all federal, state, or local taxes required to be withheld with respect to the Company Tax Payment itself. If the Fair Market Value of the shares of Restricted Stock at the time of their issuance is increased as a result of a final IRS adjustment, the Company shall pay the Executive as additional compensation an amount equal to the federal, state or local taxes required to be withheld with respect to any increase in taxable income resulting from such adjustment (the “Additional Company Tax Payment”), provided that the Participant shall pay or make arrangements satisfactory to the Company to pay to the Company upon such adjustment any federal, state, or local taxes with respect to any increases in taxable income that are not covered by the Additional Company Tax Payment, including all federal, state, or local taxes required to be withheld with respect to the Additional Company Tax Payment itself. The amount of the Additional Company Tax Payment, when combined with the previous Company Tax Payment, shall not exceed $        . If the Participant shall fail to make any payment required under this section, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock, as well as the rights set forth in Section 9 hereof. The Participant acknowledges that it is the Participant’s sole responsibility, and not the Company’s, to file timely and properly the election under Section 83(b) of the Code and any corresponding provisions of state tax laws if the Participant elects to make such election, and the Participant agrees to timely provide the Company with a copy of any such election. The Company Tax Payment and the Additional Company Tax Payment of this Section 10 herein shall only be paid, if at all, to the Participants to the extent he or she properly makes an election under Section 83(b) of the Code with respect to the receipt of Restricted Stock, and not if he or she fails to make such an election and is subject to taxation with respect to the Restricted Stock at a later date. Similarly, the Company Tax Payment and the Additional Company Tax Payment of this Section 10 shall only be paid, if at all, to the extent Participant is a United States citizen or resident at the time of the issuance of the Restricted Stock and therefore subject to immediate United States federal taxation as a consequence of the election under Section 83(b) of the Code. The Company, in its sole discretion, may provide other arrangements for Participants who are not United States citizens or residents as described in the preceding sentence.

11. Securities Representations. This Agreement is being entered into by the Company in reliance upon the following express representations and warranties of the Participant. The Participant hereby acknowledges, represents and warrants that:

(a) The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act and in this connection the Company is relying in part on the Participant’s representations set forth in this Section 11.

(b) If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the shares of Common Stock issuable hereunder must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such shares of Common Stock and the Company is under no obligation to register such shares of Common Stock (or to file a “re-offer prospectus”).

(c) If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Participant understands that (i) the exemption from registration under Rule 144 will not be available unless (A) a public trading market then exists for the Common Stock of the Company, (B) adequate information concerning the Company is then available to the public, and (C) other terms and conditions of Rule 144 or any exemption therefrom are complied with, and (ii) any sale of the shares of Common Stock issuable hereunder may be made only in limited amounts in accordance with the terms and conditions of Rule 144 or any exemption therefrom.

12. Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.

13. Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel of the Company. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.

14. No Right to Employment. Any questions as to whether and when there has been a Termination shall be determined in the sole discretion of the Committee and any question as to the cause of such Termination shall be determined in the reasonable discretion of the Committee. Nothing in this Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries or its Affiliates to terminate the Participant’s employment or service at any time, for any reason and with or without Cause.

15. Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the Restricted Stock awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.

16. Compliance with Laws. The grant of Restricted Stock and the issuance of shares of Common Stock hereunder shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law, rule regulation or exchange requirement applicable thereto. The Company shall not be obligated to issue the Restricted Stock or any shares of Common Stock pursuant to this Agreement if any such issuance would violate any such requirements. As a condition to the settlement of the Restricted Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.

17. Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the shares of Restricted Stock are intended to be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent.

18. Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except in accordance with Section 6 hereof) any part of this Agreement without the prior express written consent of the Company.

19. Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

20. Counterparts. This Agreement may be executed in one or more counterparts and by electronic exchange of signatures, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

21. Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

22. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

23. Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the award of Restricted Stock made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the Restricted Stock awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SUNEDISON EMERGING MARKETS YIELD, INC.

By:

Name:

Title:

PARTICIPANT

Name:

RESTRICTED STOCK GRANT AGREEMENT SIGNATURE PAGE